UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549




                                    FORM 8-K




              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                  Date of Earliest Event Reported: May 12, 2005
                           Commission File No. 1-8968





                         ANADARKO PETROLEUM CORPORATION
            1201 Lake Robbins Drive, The Woodlands, Texas 77380-1046
                                 (832) 636-1000




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   Incorporated in the                         Employer Identification
    State of Delaware                              No. 76-0146568
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Item 1.01  Entry into a Material Definitive Agreement

As part of its regular review of director compensation, the Compensation and Benefits Committee of the Company's Board of Directors approved, and the Board of Directors affirmed, certain changes to the annual compensation paid to the Company's non-employee directors. These changes will be effective June 1, 2005. Specifically, the changes are as follows:

o The annual retainer for serving as Lead Director was increased from $15,000 to $25,000; and
o The annual retainer for membership on the Audit Committee was increased from $3,000 to $6,000. There was no increase in the retainer for service as chairman of the Audit Committee.

A full summary of director compensation is attached as Exhibit 10.1 to this Form 8-K.


Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a) Karl F. Kurz, 44, has been elected Senior Vice President - Marketing and General Manager - U.S. Onshore. Mr. Kurz previously served as Vice President of Marketing since November 2003. Prior to that time, he served as Manager, Energy Marketing since 2001, and joined the Company's marketing department in 2000. Prior to joining the Company, Mr. Kurz served in various positions in the marketing department of Vastar Resources since 1995.

(b) James R. Larson, Senior Vice President, Finance and Chief Financial Officer, has announced that he plans to retire from the Company by December 31, 2005. In the interim, the Company will be conducting a search for a new chief financial officer. Once his successor has been named, Mr. Larson intends to remain with the Company as Vice President through the end of 2005 to ensure a reasonable transition of his responsibilities.


Item 9.01  Financial Statements and Exhibits


(c) Exhibits

     10.1        Summary of Director Compensation (as amended on
                 May 12, 2005 and effective June 1, 2005).

      99         Anadarko Press Release, dated May 17, 2005.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized officer.

                                    ANADARKO PETROLEUM CORPORATION

                                    (Registrant)



May 17, 2005                        By:  /s/ Charlene A. Ripley
                                    ---------------------------------------
                                             Charlene A. Ripley
                                     - Vice President, General Counsel and
                                             Corporate Secretary